UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 1, 2022
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-01839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation) 10 South Dearborn Street Chicago, Illinois 60603-2300 (312) 394-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 1, 2022, Commonwealth Edison Company (ComEd) filed with the Illinois Commerce Commission (ICC) a proposed plan (Plan) to promote beneficial electrification efforts in its Northern Illinois service area. ComEd was required to file the Plan under the provisions of the Illinois Climate and Equitable Jobs Act, P.A. 102-0662, which was signed into law in September 2021.

ComEd’s Plan is designed to meaningfully reduce barriers to beneficial electrification, including those related to upfront technology adoption costs, charging costs, and charging availability; promote equity and environmental justice; reduce carbon emissions and surface-level pollutants; and support customer education and awareness of electrification options. The Plan divides ComEd’s proposed activities into five major program areas: (1) a residential program; (2) a commercial and industrial and public sector program; (3) a customer education and awareness program; (4) a pilot program; and (5) various administrative activities supporting all programs to aid overall plan implementation. As proposed, ComEd would expend $100 million during each of 2023, 2024 and 2025. The Plan requests recovery of all those costs through a rider mechanism, under which certain of the costs would be amortized over ten years with a return on the unrecovered balance.

The Plan is subject to review and approval by the ICC in proceedings in which interested parties may intervene. The proceedings are expected to culminate in an order from the ICC, which is expected to be issued no later than the first quarter of 2023. No assurance can be given as to the terms of the Plan that will be approved by the ICC.

The Plan filing, which includes a petition for approval, the Plan and supporting testimony, can be found on the ICC’s website at https://www.icc.illinois.gov. Information in that filing shall not be deemed incorporated into, or to be a part of, this report.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by ComEd include those factors discussed herein, as well as the items discussed in (1) ComEd’s 2021 Annual Report on Form 10-K, filed with the SEC on February 25, 2022, in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies and (2) other factors discussed in filings with the SEC by ComEd.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this report. The Registrant undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Elisabeth J. Graham
Elisabeth J. Graham
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company
July 1, 2022

EXHIBIT INDEX

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.